Exhibit 1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Main Street and Main Incorporated 401(k) Profit Sharing Plan,

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K, into Main Street and Main Incorporated's previously filed Registration Statement on Form S-8 (File Number 333-55100).

                                        /s/ Arthur Andersen, LLP

Phoenix, Arizona
February 22, 2001